UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Elvictor  Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	82-3296328
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Vassileos Constantinou 79 Vari, 16672, Attiki, Greece (646) 491-6601	16672
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:________

Common Stock

(Title of class)

Item 1. Description of Securities to be Registered

For a description of the common stock, par value $0.0001 per share, to be registered by the Registrant, a Nevada corporation, is contained in the Sections entitled “Plan of Distribution” and “Description of Securities” contained in the Offering Statement included in the Registrant’s: (a) S-1 Registration Statement under the Securities Act of 1933 (SEC File No. 333-225239) as originally filed with the Securities and Exchange Commission on May 25, 2018 and declared effective on October 12, 2018, which is hereby incorporated by reference into this Form 8-A; and (b) S-1 Registration Statement under the Securities Act of 1933 (SEC File No. 333-237595) as originally filed with the Securities and Exchange Commission on April 7, 2020 and declared effective on April 17, 2020, which is hereby incorporated by reference to this Form 8-A.

Item 2. Exhibits.

2.1	Articles of Incorporation (as filed with S-1 Registration Statement filed on May 25, 2018) (SEC File No. 333-225239)
2.2	By-Laws (as filed with S-1 Registration Statement filed on May 25, 2018) (SEC File No. 333-225239)

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Elvictor Group, Inc.

Date: January 17, 2023	By:	/s/ Konstantinos Galanakis
		Name:	Konstantinos Galanakis
		Title:	Chief Executive Officer

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